Exhibit 10.2
WYNDHAM WORLDWIDE CORPORATION
2006 EQUITY AND INCENTIVE PLAN
FORM OF AWARD AGREEMENT — CASH-BASED AWARD
     Award Agreement (this “Agreement”), dated [Month] [Day], 2009, by and between Wyndham Worldwide Corporation, a Delaware corporation (the “Company”), and the grantee indicated in the Statement of Cash-Based Award (the “Cash Award”), attached hereto as Exhibit A (the “Grantee”), pursuant to the terms and conditions of the Wyndham Worldwide Corporation 2006 Equity and Incentive Plan, as may be amended from time to time (the “Plan”). Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.
     In consideration of the provisions contained in this Agreement, the Company and the Grantee agree as follows:
     1. Plan. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. A copy of the Plan and a prospectus for the Plan are attached hereto as Exhibit B and Exhibit C, respectively.
     2. Award. Concurrently with the execution of this Agreement, subject to the terms and conditions set forth in the Plan and this Agreement, this Agreement evidences the Company’s grant of a cash-based award as indicated in the Cash Award (the “Award”), to the Grantee pursuant to action of the Committee. Upon the vesting of the Award, as described in Paragraph 3 below, the Company shall provide the Grantee within thirty (30) days of each respective Vesting Date (as set forth in the Cash Award), for each cash unit of the Award that becomes vested, a payment equal to the Fair Market Value of such cash unit on the respective Vesting Date; provided, however, that the Company shall deduct from any payment an amount that the Company determines is necessary to meet all required minimum withholding taxes.
     3. Vesting. Subject to the provisions of the Plan and this Agreement, the Award shall vest in accordance with the Vesting Schedule set forth in the Cash Award, subject to the Grantee’s continuous employment with the Company, the Parent or a Subsidiary through each respective Vesting Date set forth in the Cash Award. There shall be no proportionate or partial vesting in the periods prior to each Vesting Date and, except as otherwise provided in the Plan, Paragraph 4 below or Grantee’s written agreement of employment with the Company, all vesting shall occur only on the appropriate Vesting Date. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for the accelerated vesting of the Award at any time.
     4. Change in Control; Additional Vesting. Notwithstanding anything provided in Paragraph 3 above, upon (i) a Change in Control, (ii) the Grantee’s termination of employment by reason of death or disability or (iii) if applicable, such other event as set forth in the Grantee’s written agreement of employment with the Company,1 the Award shall become immediately and fully vested, subject to any terms and conditions set forth in the Plan and/or imposed by the Committee. The Company shall provide the Grantee within thirty (30) days following the applicable event described above, for each cash unit of the Award that becomes vested, a payment equal to the Fair Market Value of such cash unit on the date of the applicable event described above; provided, however, that the Company shall deduct from any payment an amount that the Company determines is necessary to meet all required minimum withholding taxes.
     5. Termination of Employment. Notwithstanding any other provision of the Plan to the contrary, and, if applicable, subject to Grantee’s written agreement of employment with the Company, upon the termination of the Grantee’s employment with the Company, the Parent or a Subsidiary for any reason whatsoever (other than death or disability), the Award, to the extent not yet vested, shall immediately and automatically terminate. Upon the termination of the Award, all rights of the Grantee in respect of the Award shall cease. Notwithstanding the foregoing, if the Grantee’s termination of employment is a Termination for Cause (as defined in the Grantee’s written agreement of employment with the Company), this Award, whether vested or not vested, shall thereupon terminate and expire as of the date of such termination.
     6. Restriction on Transfer; No Assignment. No part of the Award shall be transferable other than by will or by the laws of descent and distribution and during the lifetime of the Grantee, may be exercised only by the Grantee or the Grantee’s legal representative. In addition, the Award shall not be assigned, negotiated, pledged or hypothecated in any way (except as provided by law or herein), and the Award shall not be subject to execution, attachment or similar process. Upon any attempt to transfer the Award or in the event of any levy upon the Award by reason of any execution, attachment or similar process contrary to the provisions hereof, such transfer shall be void and of no effect.
     7. No Rights to Continued Employment. Neither this Agreement nor the Award shall be construed as giving the Grantee any right to continue in the employ of the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company to terminate such employment. Notwithstanding any other provision of the Plan, this Agreement, the Cash Award or any other agreement (written or oral) to the contrary, for purposes of the Plan, this Agreement and the Cash Award, a termination of employment shall be deemed to have occurred on the date upon which the Grantee ceases to perform active employment duties for the Company following the provision of any notification of termination or resignation from employment, and without regard to any period of notice of termination of employment (whether expressed or implied) or any period of severance or salary continuation. Notwithstanding any other provision of the Plan, the Award, this Agreement, the Cash Award or any other agreement (written or oral) to the contrary, the Grantee shall not be entitled (and by accepting an Award, thereby irrevocably waives any such entitlement), by way of compensation for loss of office or otherwise, to any sum or other benefit to compensate the Grantee for the loss of any rights under the Plan as a result of the termination or expiration of an Award in connection with any

[1]	If a Grantee has a non-safe harbor definition of “good reason” in his or her employment agreement, such grantee will have an alternate provision in order to comply with Code Section 409A.

termination of employment. No amounts earned pursuant to the Plan or the Cash Award shall be deemed to be eligible compensation in respect of any other plan of the Company or any of its Subsidiaries.
     8. Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof.
     9. Tax Obligations. As a condition to the granting of the Award and the vesting thereof, the Company or, if applicable, the Parent or a Subsidiary shall deduct from any payment to the Grantee such sum as may be necessary to discharge the Company’s, the Parent’s or such Subsidiary’s obligations with respect to any tax, assessment or other governmental charge imposed on property or income received by the Grantee pursuant to this Agreement and the Award. Accordingly, the Grantee agrees that the Company, the Parent or a Subsidiary shall deduct from any payment to the Grantee any and all required minimum withholding taxes, as the Company may determine in its sole discretion.
     10. Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee at the last address specified in Grantee’s employment records, or such other address as the Grantee may designate in writing to the Company, or to the Company, at 22 Sylvan Way, Parsippany, NJ 07054, Attention: General Counsel, or such other address as the Company may designate in writing to the Grantee.
     11. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
     12. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.
     13. Authority. The Compensation Committee of the Board of Directors of Wyndham Worldwide Corporation shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive on all parties, including the Grantee.
     14. Provisions of Plan Control. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any exercise notice or other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Grantee with respect to the subject matter hereof. Except with respect to a written amendment to this Agreement between the Company and the Grantee, the Grantee may only rely upon the Plan and this Agreement with respect to the Grantee’s rights and obligations hereunder and may not rely on any representation or statement made by the Company or its affiliates or any of its or their officers, directors, employees or agents, whether written or oral, regarding the Grantee’s participation in the Plan and any rights thereunder. Neither the

Company nor any of its affiliates guarantee the current or future value of the Award or the performance of the Stock underlying the Award.
     15. Code Section 409A. Although the Company does not guarantee to the Grantee any particular tax treatment relating to the Award, it is intended that the Award be exempt from Section 409A of the Code and the regulations and guidance promulgated thereunder (collectively, “Code Section 409A”), and this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A. For purposes of Code Section 409A, the Grantee’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) days following each respective vesting date”), the actual date of payment within the specified period shall be within the sole discretion of the Company. Notwithstanding anything herein to the contrary, in no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest or penalties that may be imposed on the Grantee by Code Section 409A or any damages for failing to comply with Code Section 409A.
     16. Transfer of Personal Data. The Grantee authorizes, agrees and unambiguously consents to the transmission by the Company or any its affiliates of any personal data information related to the Award awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Grantee.
     17. Counterparts. This Agreement may be executed with counterpart signature pages or in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.
     18. No Acquired Rights. THE GRANTEE ACKNOWLEDGES AND AGREES THAT: (A) THE COMPANY MAY TERMINATE OR AMEND THE PLAN AT ANY TIME; (B) THE AWARD MADE UNDER THIS AGREEMENT IS COMPLETELY INDEPENDENT OF ANY OTHER AWARD OR GRANT AND IS MADE AT THE SOLE DISCRETION OF THE COMPANY; AND (C) NO PAST GRANTS OR AWARDS (INCLUDING, WITHOUT LIMITATION, THE CASH-BASED AWARD AWARDED HEREUNDER) GIVE THE GUARANTEE ANY RIGHT TO ANY GRANTS OR AWARDS IN THE FUTURE WHATSOEVER.

     IN WITNESS WHEREOF, this Agreement is effective as of the date first above written.

Wyndham Worldwide Corporation
By:
Name:
Title:

Grantee

(Name)

EXHIBIT A
Wyndham Worldwide Corporation
2006 Equity and Incentive Plan (the “Plan”)
Statement of Cash-Based Award (“Cash Award”)
Subject to the terms and conditions of the Plan, your Award Agreement — Cash-Based Award, dated [DATE] (the “Award Agreement”), attached hereto, and this Cash Award, you have been awarded the right to receive cash payments indexed to a number of cash units set forth below. The vesting referenced below is subject to you remaining continuously employed with the Company through each respective Vesting Date (see Award Agreement).

Granted To:	Employee Name
Address 1
Address 2

Cash Award Date:	xx/xx/xxxx
Number of cash units(*):	xxx,xxx

Cash Award Grant Value:	$x,xxx,xxx (Cash Units x Dollar Value per Unit)

[*Determined by dividing your Allocated LTIP Award Dollars by 1 USD on the Cash Award Date and rounded down to the nearest whole 1 USD.]

	Vesting Date	Vesting Percentage

	xx/xx/xxxx	xx%
	xx/xx/xxxx	xx%
	xx/xx/xxxx	xx%
	xx/xx/xxxx	xx%
RETAIN THIS CASH AWARD, THE PLAN AND YOUR AWARD AGREEMENT AS A RECORD OF THIS AWARD.
Please review the spelling of your name and your address. If any of this information is incorrect, please contact the Wyndham Worldwide Stock Plan Administration Department at (800) 247-6350.

EXHIBIT B
[The Plan]

EXHIBIT C
[Prospectus for the Plan]